PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 6th day of December, 2022, by and between PURE OIL & GAS, INC., a Wyoming corporation (the “PURE”), which is a subsidiary of SOUTHERN ITS INTERNATIONAL, INC., a Nevada corporation (“SITS”), and ICS Energy LLC, a Texas limited liability company (“ICS”), (together, the “Parties” and each, a “Party”), upon the following premises:

RECITALS:

WHEREAS, PURE and ICS desire to enter into a working relationship, whereby PURE will have the first right of refusal to fund the certain oil exploration efforts of ICS and certain oil and gas royalty interests in exchange for One Million (1,000,000) newly issued restricted shares of SITS Series H Preferred stock, par value $0.001 per share (the “SITS Series H Preferred Stock”); such transaction being referred to herein as the “Transaction”.

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ICS

As an inducement to, and to obtain the reliance of PURE and SITS, ICS hereby represents and warrants as of the date of this Agreement and as of December 12, 2022 (the “Closing Date”) as follows:

Section I.1Organization

. ICS is a limited liability company duly organized on April 10, 2017, validly existing, and in good standing under the laws of the State of Texas and has the power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Formation or Operating Agreement of ICS. ICS has taken all actions required by law, or otherwise, to authorize the execution and delivery of this Agreement. ICS has full power, authority, and legal right and has taken all action required by law, or otherwise, to consummate the transactions herein contemplated.

Section I.2Authority as an Oil and Gas Exploration Company

. ICS is duly qualified in the State of Texas as an oil & gas exploration company and will continue to be so qualified throughout the effectiveness of this Agreement.

Section I.3No Conflict with Other Instruments

. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate, or modify the terms of any material indenture, mortgage, deed of trust, or other material agreement, or instrument to which ICS is a party or to which any of its assets, properties or operations are subject.

Section I.4Compliance with Laws and Regulations

. To the best of its knowledge, ICS has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ICS.

Section I.5Approval of Agreement

. The Members of ICS have authorized the execution and delivery of this Agreement by ICS and have approved this Agreement and the transactions contemplated hereby.

Section I.6Valid Obligation

. This Agreement and all agreements and other documents executed by ICS in connection herewith constitute the valid and binding obligation of ICS, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PURE AND SITS

As an inducement to, and to obtain the reliance of ICS, PURE and SITS each represent and warrant, as of the date of this Agreement and as of the Closing Date, as follows:

Section II.1Organization

. Each of PURE and SITS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming and the State of Nevada, respectively, and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the respective Articles of Incorporation and Bylaws of PURE and SITS. Each of PURE and SITS has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, the Company Charter or otherwise to consummate the transactions herein contemplated.

Section II.2Capitalization of SITS

. SITS’ authorized capitalization consists (i) Nine Hundred Million (900,000,000) shares of Common Stock, of which One Hundred Sixty-two Million Sixty-two Thousand Three Hundred Twenty- eight (162,062,328) shares were issued and outstanding immediately prior to the Transaction; (ii) One Hundred Million (100,000,000) shares of the Company’s Preferred Stock, of which (x) Ten Million (10,000,000) shares have been classified as Series A Preferred with Five Million (5,000,000) shares issued and outstanding immediately prior to the Transaction, (xx) Fifteen Million (15,000,000) shares have been classified as Series B Preferred with Fifteen Million (15,000,000) shares issued and outstanding immediately prior to the Transaction, (xxx) Two Million Five Hundred Thousand (2,500,000) shares have been classified as Series D Preferred with Two Million Five Hundred Thousand (2,500,000) shares issued and outstanding prior to the Transaction, (xxxx) Eleven Million (11,000,000) shares have been classified as Series E Preferred with Eleven Million (11,000,000) shares issued and outstanding prior to the Transaction, and (xxxxx) Thirty Million (30,000,000) shares have been classified as Series G Preferred with One Million Two Hundred Fifty Thousand (1,250,000) shares issued and outstanding prior to the Transaction.

Section II.3PURE as a Subsidiary

. PURE is a subsidiary of SITS and, presently, its financial statements are consolidated with those of SITS.

Section II.4Options, Conversion Rights, or Warrants

. There are no existing options, warrants, calls, or other commitments of any character relating to the authorized and unissued shares of the SITS Capital Stock, except as in connection with the Transaction, except for the conversion features of the various series of preferred stock of SITS as follows:

1.Series A Preferred Stock is not convertible into shares of common stock, but has voting rights of 500 votes for each 1 share.

2.Series B Preferred Stock with conversion rights of 10 shares of common stock for each share of Series B Preferred Stock.

3.Series D Preferred Stock with each share convertible into $1.00 of common stock of the Company.

4.Series E Preferred Stock with conversion rights of 10 shares of common stock for each share of Series E Preferred Stock.

5.Series G Preferred Stock with each twenty five share convertible into $1.00 of common stock of the Company based upon 80% of the market price on the date of conversion.

6.Series H Preferred Stock with conversion rights of 10 shares of common stock for each share of Series H Preferred Stock.

Section II.5Absence of Certain Changes or Events

. Since November 1, 2022:

(a)SITS has not (i) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to its shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(b)Except as described in Section II.4, above, SITS has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof, except that shares of its Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock may be converted into shares of Common Stock, as provided for in the SITS charter documents; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation, or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section II.6Litigation and Proceedings

. Except for litigation initiated by SITS in the State of Nevada, County of Clark to cancel certain shares of Common Stock, there are no actions, suits, proceedings, or investigations pending or threatened by or against the PURE or SITS, or its other subsidiaries, or affecting SITS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Each of PURE and SITS has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section II.7No Conflict with Other Instruments

. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate, or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the PURE or SITS is a party or to which any of its assets, properties or operations are subject.

Section II.8Compliance with Laws and Regulations

. Each of PURE and SITS has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section II.9Approval of Agreement

. The respective board of directors of PURE and SITS have authorized the execution and delivery of this Agreement by PURE and SITS and have approved this Agreement and the transactions contemplated hereby.

Section II.10Valid Obligation

. This Agreement and all agreements and other documents executed by PURE and SITS in connection herewith constitute the valid and binding obligation of PURE and SITS, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III

PLAN OF TRANSACTION

Section III.1 The Consideration of the Parties

. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date of the Transaction described herein, as consideration for the Transaction:

(ii)ICS agrees to irrevocably grant to PURE a Five Percent (5%) overriding royalty interest, limited to the term of any Oil and Gas Lease taken by ICS, in any new oil & gas wells drilled and completed by ICS following the closing of the Transaction, irrespective of the funding source for the drilling and completion costs, (the “Royalty Interest” and the “Wells”, respectively). Prior to the initiation of drilling of each of the Wells, as defined above, ICS shall record evidence of the assignment to PURE of the Royalty Interest in such Well in compliance with the laws of the State of Texas, and, subsequent to such recordation, deliver evidence thereof to PURE;

(iii)ICS agrees to grant to PURE a right of first refusal to fund the expense of drilling and completion of each of the Wells in exchange for a Fifty percent (50%) working interest in each Well that PURE provides funding for the drilling and completion of such Well, based upon a detailed budget for the drilling and completion of such Well given by ICS to PURE. It is hereby acknowledged by PURE that said 50% working interest shall bear 100% of the cost of drilling and completion of each well through the “Tanks”(for clarity this includes 100% of lease cost, land damages, title opinions, title curative, site/location development and any other ancillary cost such as saltwater disposal well and equipment. In other words, ICS shall hold a 50% carried Working Interest through the tanks. Following the drilling and completion through the tanks ICS shall be responsible for its 50% share of the Working Interest expense including monthly expenses such as well workover, well stimulation, including the plugging of the well or wells and site cleanup. Following drilling and completion through the tanks ICS and PURE shall operate under the Joint Operating Agreement (JOA) attached hereto as Exhibit A. Any conflict in this Purchase Agreement and the Joint Operating Agreement, the JOA shall take precedence.

The budget for the first Well is One Million Four Hundred Fifty Thousand ($1,450,000). The budgeted monies for the drilling and completion of each well shall be paid 100% up front to ICS whereas ICS shall place in an operating account to be able to timely pay vendors for services rendered at the time good and or services are delivered. ICS shall also provide PURE with regular reports reflecting actual expenditures for the drilling and completion of the Well as well as production and sales reports as is customary in the industry. While Pure may sell Working Interest to other investors in said well, PURE shall be the only voting participant; and

(iv)SITS shall issue a stock certificate in the name of ICS evidencing ownership of One Million (1,000,000) restricted shares of the SITS Series H Preferred Stock. Each of the SITS Series H Shares shall be convertible into Ten (10) of shares of SITS Common Stock, as more particularly described in the Certificate of Designation of the Company Series H Preferred Stock. The stock certificate evidencing the SITS Series H Preferred Shares shall be issued and delivered to ICS within fifteen (15) business days of the Closing Date.

Section III.2Termination

. This Agreement may be terminated by any of the Parties, if another Party has failed to meet the conditions precedent set forth in Articles V and VI herein. If this Agreement is terminated pursuant to this Section III.4, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as set forth herein below.

ARTICLE IV SPECIAL COVENANTS

Section IV.1Third Party Consents and Certificates

. The Parties hereby agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section IV.2The Acquisition of SITS Series H Preferred Stock

. The Parties acknowledge and agree that the consummation of this Agreement including the issuance of the SITS Series H Preferred Shares constitutes the offer and sale of securities under the Securities Act of 1933 and applicable state statutes. SITS and ICS agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)In connection with the transactions contemplated by this Agreement, the SITS and ICS shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments, if any, as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the States where SITS and ICS are domiciled or are otherwise required to file such notices, applications, reports or other instruments unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

(b)In order to more fully document reliance on the exemptions as provided herein, ICS and SITS shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as ICS or SITS and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c)ICS understands that with respect to the Series H Preferred Shares and the Common Stock into which the Series H Preferred Shares can be converted (the “Securities”)

(i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) ICS shall have delivered to SITS (if requested by SITS) an opinion of counsel, in a form reasonably acceptable to SITS, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) ICS provides SITS with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) except as otherwise set forth herein, neither SITS nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(d)ICS understands that the Securities have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and the certificate representing the Securities shall bear the restrictive legend as required by the Securities and Exchange Commission in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAD ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURE AND SITS

The obligations of PURE and SITS under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section V.1Accuracy of Representations and Performance of Covenants

. The representations and warranties made by ICS in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). ICS shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ICS prior to or on the Closing Date.

Section V.2 No Governmental Prohibition

. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated, or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section V.3Consents

. All consents, approvals, waivers, or amendments pursuant to all contracts, licenses, permits, trademarks, and other intangibles in connection with the transactions contemplated herein, or for the continued operation of ICS after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF ICS

The obligations of ICS under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section VI.1Accuracy of Representations and Performance of Covenants

. The representations and warranties made by each of PURE and SITS in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Each of PURE and SITS shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by PURE of SITS.

Section VI.2 No Governmental Prohibition

. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated, or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section VI.3Consents

. All consents, approvals, waivers, or amendments pursuant to all contracts, licenses, permits, trademarks, and other intangibles in connection with the transactions contemplated herein, or for the continued operation of PURE and SITS after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII MISCELLANEOUS

Section VII.1Governing Law; Jurisdiction; Venue

. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of State law, with the laws of the State of Texas. Venue for all matters shall be in Jones County, Texas without giving effect to principles of conflicts of law thereunder. Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in Abilene, Texas. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section VII.2Notices

. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the PURE, to:PURE Oil & Gas, Inc.

42-215 Washington Street

Suite A-345

Palm Desert, CA 92211

If to the SITS, to:Southern ITS International, Inc.

42-215 Washington Street

Suite A-345

Palm Desert, CA 92211

If to ICS, to:ICS Energy LLC

17111 Saddle Ridge Pass

Cypress, TX 77433

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section VII.3Attorney’s Fees

. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section VII.4Confidentiality

. Each Party hereto agrees with the others that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section VII.5Public Announcements and Filings

. Unless required by applicable law or regulatory authority, none of the Parties will issue any report, statement, or press release to the general public, to the general trade or trade press, or to any third-party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements, or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section VII.6Recitals

.The Recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

Section VII.7Expenses

. Subject to SectionVII.3, above, whether or not the Transaction is consummated, PURE SITS and ICS each will bear its own respective expenses, including legal, accounting, and professional fees, incurred in connection with the Transaction or any of the other transactions contemplated hereby.

Section VII.8Survival; Termination

. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years. NA

Section VII.9Counterparts

. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section VII.10Amendment or Waiver

. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section VII.11Best Efforts

. Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligation to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section VII.12Entire Agreement

. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings, and negotiations, written or oral, with respect to such subject matter.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.